Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of SandRidge Energy, Inc. (the “Company”), to be filed on or about September 28, 2012, of reference to the name of Netherland, Sewell & Associates, Inc., including under the heading “Experts”; and to the inclusion therein of information taken from the reports listed below in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission on February 27, 2012:

December 31, 2011, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case

December 31, 2010, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case

December 31, 2009, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees, III, P.E.
Name: C.H. (Scott) Rees, III, P.E. Title: Chairman and Chief Executive Officer

Dallas, Texas

September 28, 2012